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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Smurfit-Stone Container Corporation Equity Incentive Plan of Smurfit-Stone Container Corporation of our reports dated February 15, 2011, with respect to the consolidated financial statements and schedule of Smurfit-Stone Container Corporation and the effectiveness of internal control over financial reporting of Smurfit-Stone Container Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2010 and filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

St. Louis, Missouri
February 15, 2011

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm